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                                                                  EXHIBIT (99.1)

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.01 par value of Loehmann's, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  May 10, 1997

                                        THE GOLDMAN SACHS GROUP, L.P.
                                        By:    The Goldman Sachs Corporation,
                                               its general partner

                                        By:    /s/ David B. Ford
                                               ---------------------------------
                                        Name:  David B. Ford
                                        Title: Executive Vice President

                                        GOLDMAN, SACHS & CO.

                                        By:    /s/ David B. Ford
                                               ---------------------------------
                                        Name:  David B. Ford
                                        Title: Managing Director

                                        GOLDMAN SACHS EQUITY PORTFOLIOS, INC. on behalf of Goldman Sachs Small Cap Equity Fund

                                        By:    /s/ Michael J. Richman
                                               ---------------------------------
                                        Name:  Michael J. Richman
                                        Title: Secretary


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